Exhibit 99.2

Summit Bancorp Inc.

As of March 31, 2014, and for the Three-Months Ended March 31, 2014 and 2013 (Unaudited) and December 31, 2013 (Audited)

Summit Bancorp, Inc.

Consolidated Balance Sheets

March 31, 2014 and December 31, 2013

Assets	March 31,	December 31,
	2014	2013
	(Unaudited)

Cash and due from banks	$70,383,054	$36,207,311
Interest-bearing demand deposits in banks	137,709	27,296

Cash and cash equivalents	70,520,763	36,234,607

Interest-bearing time deposits in banks	55,691,000	58,327,000
Available-for-sale securities	246,789,559	256,386,480
Held-to-maturity securities	3,999,541	3,999,541
Loans held for sale	541,417	986,161
Loans, net of allowance for loan losses of $13,282,590 and $13,686,974 at March 31, 2014 and December 31, 2013, respectively	737,990,808	762,834,256
Premises and equipment, net	13,938,567	14,168,534
Correspondent bank stock	3,626,935	3,622,935
Foreclosed assets held for sale, net	3,168,526	3,392,440
Interest receivable	4,439,871	4,788,379
Deferred income taxes	4,082,499	5,361,311
Cash value of life insurance	33,291,934	33,065,934
Other	5,341,801	4,838,555

Total assets	$1,183,423,221	$1,188,006,133

See Condensed Notes to Consolidated Financial Statements	1

Liabilities and Stockholders’ Equity	March 31,	December 31,
	2014	2013
	(Unaudited)
Liabilities
Deposits
Demand	$152,589,993	$139,426,299
Savings, NOW and money market	457,880,243	462,532,930
Time	375,976,150	391,739,705

Total deposits	986,446,386	993,698,934

Short-term borrowings	11,324,171	11,402,421
Federal Home Loan Bank advances	42,563,226	42,302,666
Dividends payable	-	3,065,006
Interest payable and other liabilities	2,710,896	2,566,505

Total liabilities	1,043,044,679	1,053,035,532

Stockholders’ Equity
Common stock, $.01 par value; authorized 20,000,000 shares; issued 2014 – 6,163,213 shares and 2013 – 6,163,213 shares	61,632	61,632
Additional paid-in capital	60,259,867	60,259,867
Retained earnings	79,183,545	76,157,944
Accumulated other comprehensive income (loss)	904,979	(995,036)

	140,410,023	135,484,407
Treasury stock, at cost
Common; 2014 – 13,404 shares, 2013 – 29,754 shares	(31,481)	(513,806)

Total stockholders’ equity	140,378,542	134,970,601

Total liabilities and stockholders’ equity	$1,183,423,221	$1,188,006,133

See Condensed Notes to Consolidated Financial Statements	2

Summit Bancorp, Inc.

Consolidated Statements of Income

Three Months Ended March 31, 2014 and 2013

	2014	2013
	(Unaudited)
Interest and Dividend Income
Loans	$8,842,717	$9,333,807
Debt securities
Taxable	477,766	560,420
Tax-exempt	1,257,387	1,454,349
Federal funds sold	12	11
Dividends on Federal Home Loan Bank stock	2,027	2,248
Deposits with financial institutions	174,604	165,033

Total interest and dividend income	10,754,513	11,515,868

Interest Expense
Deposits	1,248,495	1,522,291
Short-term borrowings	7,074	9,342
Federal Home Loan Bank advances	342,400	329,300
Capital lease	13,654	14,172
Other	42,930	42,517

Total interest expense	1,654,553	1,917,622

Net Interest Income	9,099,960	9,598,246

Provision for Loan Losses	-	1,030,000

Net Interest Income After Provision for Loan Losses	9,099,960	8,568,246

Noninterest Income
Customer service fees	512,500	557,694
Other service charges and fees	339,556	373,348
Net gains on sales of mortgage loans	110,838	329,212
Increase in cash value of life insurance	226,000	223,000
Loan servicing fees	41,309	139,581
ATM fees	379,488	362,081
Other	183,510	285,498

Total noninterest income	1,793,201	2,270,414

See Condensed Notes to Consolidated Financial Statements	3

	2014	2013
	(Unaudited)
Noninterest Expense
Salaries and employee benefits	$4,593,290	$4,746,232
Occupancy	582,148	563,293
Equipment	619,477	619,643
Professional fees	164,881	145,566
Marketing	100,107	146,725
Printing and office supplies	60,028	78,246
Deposit insurance premium	233,760	53,172
Other	796,869	800,008

Total noninterest expense	7,150,560	7,152,885

Income Before Income Taxes	3,742,601	3,685,775

Provision for Income Taxes	717,000	490,000

Net Income	$3,025,601	$3,195,775

Basic Earnings Per Common Share	$.49	$.53

Diluted Earnings Per Common Share	$.49	$.52

See Condensed Notes to Consolidated Financial Statements	4

Summit Bancorp, Inc.

Consolidated Statements of Comprehensive Income

Three Months Ended March 31, 2014 and 2013

	2014	2013
	(Unaudited)

Net Income	$3,025,601	$3,195,775

Other Comprehensive Income (Loss)

Net unrealized gain (loss) on available-for-sale securities	3,079,440	(177,220)

Other comprehensive income, before tax effect	3,079,440	(177,220)

Tax effect	1,179,425	(67,875)

Other comprehensive income (loss)	1,900,015	(109,345)

Comprehensive Income	$4,925,616	$3,086,430

See Condensed Notes to Consolidated Financial Statements	5

Summit Bancorp, Inc.

Consolidated Statements of Stockholders’ Equity

Three Months Ended March 31, 2014 and 2013

	Common Stock		Additional	Retained	Accumulated Other Comprehensive	Treasury
	Shares	Amount	Paid-in Capital	Earnings	Income (Loss)	Stock	Total

Balance, January 1, 2013	$6,129,263	$61,293	$59,502,141	$65,518,720	$4,344,016	$(1,319,634)	$128,106,536

Net income	-	-	-	3,195,775	-	-	3,195,775
Other comprehensive loss	-	-	-	-	(109,345)	-	(109,345)
Issuance of 17,350 shares of common stock	17,350	173	351,165	-	-	-	351,338
Stock-based compensation	-	-	18,976	-	-	-	18,976
Sale of 23,012 shares of treasury stock	-	-	-	-	-	644,336	644,336
Purchase of 5,436 shares of common stock	-	-	-	-	-	(152,208)	(152,208)

Balance, March 31, 2013 (Unaudited)	6,146,613	61,466	59,872,282	68,714,495	4,234,671	(827,506)	132,055,408

Balance, January 1, 2014	6,163,213	61,632	60,259,867	76,157,944	(995,036)	(513,806)	134,970,601

Net income	-	-	-	3,025,601	-	-	3,025,601
Other comprehensive income	-	-	-	-	1,900,015	-	1,900,015
Sale of 17,000 shares of treasury stock	-	-	-	-	-	501,500	501,500
Purchase of 650 shares of common stock	-	-	-	-	-	(19,175)	(19,175)

Balance, March 31, 2014 (Unaudited)	$6,163,213	$61,632	$60,259,867	$79,183,545	$904,979	$(31,481)	$140,378,542

See Condensed Notes to Consolidated Financial Statements	6

Summit Bancorp, Inc.

Consolidated Statements of Cash Flows

Three Months Ended March 31, 2014 and 2013

	2014	2013

	(Unaudited)
Operating Activities
Net income	$3,025,601	$3,195,775
Items not requiring (providing) cash
Depreciation	234,085	245,118
Provision for loan losses	-	1,030,000
Provision for losses on foreclosed assets	22,880	-
Amortization and accretion, net	322,399	208,620
Federal Home Loan Bank stock dividends	(4,000)	(2,300)
Increase in cash surrender value of life insurance	(226,000)	(223,000)
Stock-based compensation	—	18,976
Net realized gains on sales of foreclosed assets	(14,427)	(46,042)
Net gains on sales of mortgage loans	(110,838)	(329,212)
Deferred income taxes	99,387	(161,806)
Changes in:
Loans held for sale	555,582	2,927,381
Interest receivable	348,508	(160,302)
Other assets	(527,352)	(208,078)
Interest payable and other liabilities	144,391	(147,717)

Net cash provided by operating activities	3,870,216	6,347,413

Investing Activities
Net change in interest-bearing deposits	2,636,000	(99,000)
Purchases of available-for-sale securities	(2,633,060)	(16,808,974)
Proceeds from maturities of available-for-sale securities	14,987,022	15,189,029
Purchase of life insurance	-	(3,000,000)
Net change in loans	23,857,483	(11,119,109)
Purchase of premises and equipment	(4,118)	(492,275)
Net redemptions of Federal Home Loan Bank stock	-	439,100
Proceeds from the sale of foreclosed assets	1,225,532	635,194

Net cash provided by (used in) investing activities	$40,068,859	$(15,256,035)

See Condensed Notes to Consolidated Financial Statements	7

Summit Bancorp, Inc.

Consolidated Statements of Cash Flows (Continued)

Three Months Ended March 31, 2014 and 2013

	2014	2013
	(Unaudited)
Financing Activities
Net increase in demand deposits, savings, NOW and money market	$8,511,007	$31,355,412
Net (decrease) increase in time deposits	(15,763,555)	8,688,528
Net proceeds from (repayments of) Federal Home Loan Bank advances	260,560	(8,965,462)
Proceeds from issuance of common stock	-	351,338
Proceeds from sale of treasury stock	501,500	644,336
Purchase of treasury stock	(19,175)	(152,208)
Dividends paid	(3,065,006)	-
Net (decrease) increase in short-term borrowings	(78,250)	1,518,193

Net cash (used in) provided by financing activities	(9,652,919)	33,440,137

Increase in Cash and Cash Equivalents	34,286,156	24,531,515

Cash and Cash Equivalents, Beginning of Period	36,234,607	34,342,737

Cash and Cash Equivalents, End of Period	$70,520,763	$58,874,252

Supplemental Cash Flows Information

Interest paid	$1,685,901	$1,843,233

Sale and financing of foreclosed assets	$1,225,532	$635,194

Real estate acquired in settlement of loans	$985,965	$130,445

See Condensed Notes to Consolidated Financial Statements	8

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Summit Bancorp, Inc. (the Company) is a bank holding company whose principal activity is the ownership and management of its wholly owned subsidiary, Summit Bank (the Bank). The Bank is primarily engaged in providing a full range of banking and financial services to individual and business customers in Clark, Columbia, Faulkner, Garland, Hempstead, Hot Spring, Pulaski, Saline and Sebastian counties and the surrounding areas in southwest and central Arkansas. The Bank is subject to competition from other financial institutions. The Bank is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, the valuation of other real estate acquired in connection with foreclosures or in satisfaction of loans, valuation of deferred tax assets and fair values of financial instruments. In connection with the determination of the allowance for loan losses and the valuation of foreclosed assets held for sale, management obtains independent appraisals for all properties.

Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.

Interest-bearing Time Deposits in Banks

Interest-bearing time deposits in banks mature within one to five years and are carried at cost.

9

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Securities

Certain debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

For debt securities with fair value below amortized cost and when the Company does not intend to sell a debt security, and it is more likely than not the Company will not have to sell the security before recovery of its cost basis, it recognizes the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income. For held-to-maturity debt securities, the amount of an other-than-temporary impairment recorded in other comprehensive income for the noncredit portion of a previous other-than-temporary impairment is amortized prospectively over the remaining life of the security on the basis of the timing of future estimated cash flows of the security. The Company has not recognized any other-than-temporary impairments during the three months ended March 31, 2014 and the year ended December 31, 2013.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. Gains and losses on loan sales are recorded in noninterest income, and direct origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon the sale of the loan.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for any charge-offs, the allowance for loan losses and any unamortized deferred fees or costs on originated loans.

Generally, the accrual of interest on loans is discontinued at the time the loan is 90 days past due, unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued, but not collected, for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current, and future payments are reasonably assured.

10

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated, general and unallocated components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows or collateral value of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical charge-off experience and expected losses given default derived from the Company’s internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data. The unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the level of imprecision inherent in the underlying assumptions used in the methodologies for estimating allocated and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar risk characteristics are collectively evaluated for impairment based on the group’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans.

11

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and depreciated using the straight-line method over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter.

The estimated useful lives for each major depreciable classification of premises and equipment are as follows:

Buildings and improvements	35–40 years
Leasehold improvements	5–10 years
Equipment	3–5 years

Long-lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value, and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

No asset impairment was recognized during the three months ended March 31, 2014 and the year ended December 31, 2013.

Correspondent Bank Stock

Correspondent bank stock is a required investment for institutions that are members of the Federal Reserve Bank, First National Bankers Bank and Federal Home Loan Bank systems. The required investment in these common stocks is based on a predetermined formula, carried at cost and evaluated for impairment.

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less costs to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management, and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net income or expense from foreclosed assets.

12

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Derivative Financial Instruments

Derivative financial instruments are recognized as assets and liabilities on the consolidated balance sheets and measured at fair value. For exchange-traded contracts, fair value is based on quoted market prices. For nonexchange-traded contracts, fair value is based on dealer quotes, pricing models, discounted cash flow methodologies or similar techniques for which the determination of fair value may require significant management judgment or estimation.

Stock Options

The Company has a share-based employee compensation plan, which is described more fully in Note 11.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company—put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership; (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance of FASB Accounting Standards Codification (ASC) 740, Income Taxes. The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

13

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50%; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment. The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2010.

The Company files consolidated income tax returns with its subsidiary.

Earnings Per Share

Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during each period. Diluted earnings per share reflects additional potential common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock appreciation rights and stock options, which are discussed in Note 10 and 11, respectively, and are determined using the treasury stock method. Treasury stock shares are not deemed outstanding for earnings per share calculations. The following table sets forth the computation of basic and diluted earnings per share (EPS) for the three month periods ended March 31:

	2014 (Unaudited)	2013 (Unaudited)

Net income	$3,025,601	$3,195,775

Average common shares outstanding	6,137,915	6,073,733
Effect of common stock options and stock appreciation rights	66,008	66,436

Diluted common shares outstanding	6,203,923	6,140,169

Basic earnings per common share	$.49	$.53

Diluted earnings per common share	$.49	$.52

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income, net of applicable income taxes. Other comprehensive income includes unrealized appreciation (depreciation) on available-for-sale securities.

14

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

The only component of accumulated other comprehensive (loss) income as of March 31, 2014 and December 31, 2013, is unrealized gain (loss) on securities available-for-sale, net of taxes.

Reclassifications

Certain reclassifications have been made to the 2013 consolidated financial statements to conform to the 2014 consolidated financial statement presentation. These reclassifications had no effect on net income.

Note 2:	Securities

The amortized cost and approximate fair values, together with gross unrealized gains and losses, of securities are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Available-for-sale Securities
March 31, 2014
U.S. government-sponsored enterprises (GSEs)	$40,057,022	$127,601	$(661,267)	$39,523,356
Mortgage-backed securities (GSE residential)	15,875,996	450,335	(13,102)	16,313,229
State and political subdivisions	152,731,560	2,986,638	(1,611,196)	154,107,002
Corporate and other	36,658,240	394,875	(207,143)	36,845,972

	$245,322,818	$3,959,449	$(2,492,708)	$246,789,559

December 31, 2013
U.S. government-sponsored enterprises (GSEs)	$40,107,828	$87,449	$(949,957)	$39,245,320
Mortgage-backed securities (GSE residential)	16,594,903	536,086	(4,833)	17,126,156
State and political subdivisions	164,576,310	1,531,056	(2,464,679)	163,642,687
Corporate and other	36,720,137	119,007	(466,827)	36,372,317

	$257,999,178	$2,273,598	$(3,886,296)	$256,386,480

15

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value

Held-to-maturity Securities
March 31, 2014
U.S. government and federal agencies	$3,999,541	$-	$(121,800)	$3,877,741

December 31, 2013
U.S. government and federal agencies	$3,999,541	$-	$(170,120)	$3,829,421

The amortized cost and fair value of available-for-sale and held-to-maturity securities at March 31, 2014, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-for-sale		Held-to-maturity

	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Within one year	$11,071,587	$11,115,960	$-	$-
One to five years	62,880,313	63,033,846	-	-
Five to ten years	64,704,169	64,346,289	3,999,541	3,877,741
After ten years	90,790,753	91,980,235	-	-

	229,446,822	230,476,330	3,999,541	3,877,741

Mortgage-backed securities	15,875,996	16,313,229	-	-

Totals	$245,322,818	$246,789,559	$3,999,541	$3,877,741

The carrying value of securities pledged as collateral, to secure public deposits and for other purposes was approximately $174.7 million and $182.6 million at March 31, 2014 and December 31, 2013, respectively.

The book value of securities sold under agreements to repurchase amounted to approximately $11.3 million and $11.4 million at March 31, 2014 and December 31, 2013, respectively.

There were no gains or losses on sales of available-for-sale securities during three month periods ended 2014 and 2013.

16

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Certain investments in debt securities are reported in the consolidated financial statements at an amount less than their historical cost. Total fair value of these investments at March 31, 2014 and December 31, 2013, was $84,237,858 and $101,968,544, which is approximately 34% and 39%, respectively, of the Company’s available-for-sale and held-to-maturity investment portfolio. These declines primarily resulted from recent changes in market interest rates and changes in the market’s perception of the current risks.

Management believes the declines in fair value for these securities are temporary.

The following tables show gross unrealized losses that are not deemed to be other-than-temporarily impaired and fair value of investment securities, aggregated by investment class and length of time that individual securities have been in a continuous unrealized loss position at March 31, 2014 and December 31, 2013:

	March 31, 2014
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

U.S. government and federal agency	$1,939,261	$(60,280)	$1,938,480	$(61,520)	$3,877,741	$(121,800)
U.S. government-sponsored enterprises (GSEs)	23,225,848	(472,737)	4,811,470	(188,530)	28,037,318	(661,267)
Mortgage-backed securities (GSE residential)	6,934	(16)	160,206	(13,086)	167,140	(13,102)
Corporate	3,039,840	(84,695)	11,215,463	(122,449)	14,255,303	(207,143)
State and political subdivisions	25,910,776	(883,852)	11,989,580	(727,344)	37,900,356	(1,611,196)

Total temporarily impaired securities	$54,122,659	$(1,501,580)	$30,115,199	$(1,112,928)	$84,237,858	$(2,614,508)

17

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

	December 31, 2013
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

U.S. government and federal agency	$1,918,120	$(81,880)	$1,911,301	$(88,240)	$3,829,421	$(170,120)
U.S. government-sponsored enterprises (GSEs)	26,894,090	(790,147)	2,840,190	(159,810)	29,734,280	(949,957)
Mortgage-backed securities (GSE residential)	7,025	(12)	170,347	(4,821)	177,372	(4,833)
Corporate	6,315,395	(119,736)	14,986,664	(347,091)	21,302,059	(466,827)
State and political subdivisions	39,015,280	(1,845,319)	7,910,132	(619,360)	46,925,412	(2,464,679)

Total temporarily impaired securities	$74,149,910	$(2,837,094)	$27,818,634	$(1,219,322)	$101,968,544	$(4,056,416)

U.S. Government and Federal Agencies, U.S. Government-sponsored Enterprises (GSEs), State and Political Subdivisions and Corporates

The unrealized losses on the Company’s investments in direct obligations of U.S. government-sponsored enterprises were caused by interest rate changes. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investments, and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at March 31, 2014.

Mortgage-backed Securities (GSE Residential)

The unrealized losses on the Company’s investments in residential mortgage-backed securities were caused by interest rate changes. The Company expects to recover the amortized cost bases over the term of the securities. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at March 31, 2014.

18

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Note 3:	Loans and Allowance for Loan Losses

Classes of loans at March 31, 2014 and December 31, 2013 include:

	March 31,	December 31,
	2014	2013
Mortgage loans on real estate
Commercial	$315,230,200	$317,818,318
Construction	55,782,223	57,014,000
Multifamily	36,190,718	36,052,575
Residential 1–4 family	186,063,435	189,562,134
Second mortgages	7,732,396	7,949,300

Total mortgage loans on real estate	600,998,972	608,396,327
Commercial	128,635,308	145,093,433
Consumer	21,594,966	22,794,015
Other	44,152	237,455

Gross loans	751,273,398	776,521,230

Less allowance for loan losses	13,282,590	13,686,974

Net loans	$737,990,808	$762,834,256

19

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

The following tables present the balance in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of March 31, 2014 and December 31, 2013.

	March 31, 2014
	Commercial	Commercial Real Estate	Residential	Consumer and Other	Unallocated	Total

Allowance for loan losses:
Balance, beginning of period	$1,234,852	$2,960,543	$1,950,349	$92,421	$7,448,809	$13,686,974
Provision charged to expense	(49,000)	(315,000)	-	(12,000)	376,000	-
Losses charged off	(21,000)	-	(400,000)	(20,000)	-	(441,000)
Recoveries	7,587	1,552	1,366	26,111	-	36,616

Balance, end of period	$1,172,439	$2,647,095	$1,551,715	$86,532	$7,824,809	$13,282,590

Ending balance:
Individually evaluated for impairment	$17,964	$231,651	$24,587	$-	$-	$274,202

Ending balance:
Collectively evaluated for impairment	$1,154,475	$2,415,444	$1,527,128	$86,532	$7,824,809	$13,008,388

Loans:
Ending balance	$128,635,308	$315,230,200	$285,768,772	$21,639,118	$-	$751,273,398

Ending balance:
Individually evaluated for impairment	$504,608	$9,048,912	$1,158,031	$-	$-	$10,711,551

Ending balance:
Collectively evaluated for impairment	$128,130,700	$306,181,288	$284,610,741	$21,639,118	$-	$740,561,847

	December 31, 2013
	Commercial	Commercial Real Estate	Residential	Consumer and Other	Unallocated	Total

Allowance for loan losses:
Balance, beginning of year	$2,480,131	$2,531,847	$402,152	$397,011	$7,592,809	$13,403,950
Provision charged to expense	(1,237,000)	427,000	3,596,000	(242,000)	(144,000)	2,400,000
Losses charged off	(47,279)	(163,304)	(2,131,803)	(163,590)	-	(2,505,976)
Recoveries	39,000	165,000	84,000	101,000	-	389,000

Balance, end of year	$1,234,852	$2,960,543	$1,950,349	$92,421	$7,448,809	$13,686,974

Ending balance:
Individually evaluated for impairment	$20,053	$292,819	$310,061	$-	$-	$622,933

Ending balance:
Collectively evaluated for impairment	$1,214,799	$2,667,724	$1,640,288	$92,421	$7,448,809	$13,064,041

Loans:
Ending balance	$145,093,433	$317,818,318	$290,578,009	$23,031,470	$-	$776,521,230

Ending balance:
Individually evaluated for impairment	$541,983	$9,122,120	$3,171,453	$-	$-	$12,835,556

Ending balance:
Collectively evaluated for impairment	$144,551,450	$308,696,198	$287,406,556	$23,031,470	$-	$763,685,674

20

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Internal Risk Categories

Loan grades are numbered 1 through 10. Grades 1 through 6 are considered satisfactory grades. Grade 7 (Special Mention) represent loans of lower quality and are considered criticized. The grades of 8 (Substandard), 9 (Doubtful) and 10 (Loss) refer to assets that are classified. The use and application of these grades by the Company are uniform and conform to the Company’s policy.

1 – Cash Secured and U.S. Government Guaranteed

Borrowers in this category exhibit virtually no risk. The loan is properly structured with an appropriate maturity not to exceed the life of the collateral instrument. No credit or collateral exceptions exist, and the loan adheres to policy in every respect. Typically, loans are fully secured by Summit Bank deposits or a portion of the loan is guaranteed by a U.S. Agency.

2 – Investment Grade

Borrowers of the highest quality, presently and prospectively. There is virtually no risk in lending to this class. Cash flows over at least five years demonstrate exceptionally large and/or stable margins of protection. Balance sheets are very conservative and strong with liquid assets. Projected cash flows, including anticipated credit extensions, exhibit strong trends in margins of protection, liquidity and debt service coverage. Excellent asset quality and management. Typically, large national companies with a significant share of a major, stable industry. Loans fully secured by certificates of deposit held at other banks should be rated in this category, provided the pledge agreement has been properly acknowledged by the other bank.

Loans secured by marketable securities should be rated in this category, provided a collateral maintenance agreement is in place.

3 – High Pass

Borrowers in the first quartile of industry with excellent prospects. Very good asset quality and liquidity; consistently strong debt capacity and coverage; and very good management. The credit extension is considered definitely sound. Typically major regional companies in relatively stable industries.

4 – Medium Pass

Borrowers with elements of strength in such areas as liquidity, stability of margins and cash flows, diversity of assets, and better than average debt capacity. The margin of protection is good. Well-established regional and excellent local companies operating in a reasonably stable industry that may be moderately affected by the business cycle and moderately open to changes, usually in the first quartile of industry. Management and owners have unquestioned character, as demonstrated by repeated performance.

21

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

5 – Pass

Borrowers with smaller margins of debt service coverage and with some elements of reduced strength. Satisfactory asset quality and liquidity; good debt capacity and coverage; and good management in critical positions. These companies have good margins of protection and will definitely qualify as attractive borrowers and are usually in the second quartile of industry. A loss year or a somewhat declining earnings trend may occur, but borrowers have sufficient strength and financial flexibility to offset these issues. These are typically solid companies often operating in cyclical industries that are somewhat vulnerable to change. Management and owners have unquestioned character. Depth of management may become an issue in a growing firm.

6 – Low Pass

Borrowers with declining earnings, strained cash flow, increasing leverage and/or weakening market fundamentals that indicates above average risk. These borrowers generally have limited additional debt capacity and modest coverage and average or below average asset quality, margins and market share. Some management weakness may exist. Also, borrowers who are currently performing as agreed but could be adversely affected by such developing factors as deteriorating industry conditions, operating problems, pending litigation of a significant nature, or declining collateral quality/adequacy, and so forth. Companies with average or smaller market shares operating in a cyclical or declining industry, and usually in the third quartile of industry. Start-up companies will generally be in this category. Management and owners have good character, with no basis for questions. Minor covenant violations may be noted. Loans in this category usually require additional attention from bank management.

7 – Special Mention

Borrowers who exhibit potential credit weaknesses or downward trends deserving bank management’s close attention. If not checked or corrected, these trends will weaken the bank’s asset and position. While potentially weak, these borrowers are currently marginally acceptable; no loss of principal or interest is envisioned. As a result, special mention assets do not expose an institution to sufficient risk to warrant adverse classification. Included in special mention assets could be turnaround situations, as well as those borrowers previously rated 4–6 who have shown deterioration, for whatever reason, indicating a downgrading from the better categories. Typically companies in deteriorating industries or with a poor and declining market share in an average industry, or with chronic past due history with no mitigating circumstances. Some elements of asset quality, financial flexibility or management are below average. Management and owners may have limited depth and backup. Borrowers who have been or would normally be categorized special mention by regulatory authorities.

22

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

8 – Substandard

A substandard asset is inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged. Assets so classified must have well-defined weaknesses that jeopardize the liquidation of the debt. They are characterized with the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

The weaknesses may include, but are not limited to: high leverage, declining or negative earnings trends, deteriorating or inadequate liquidity, improper loan structure, and questionable repayment source, lack of well-defined secondary sources or weak guarantors, and unfavorable competitive comparison. The loan may have exhibited excessive renewals with little or no principal reduction. Indicators may include:

•	Fiscal year-end losses.

•	Chronic past due history, unless mitigating circumstances are documented and credit issues have been resolved.

•	Repeated violation of loan agreement or covenants.

•	Chronic history of overdrafts with no mitigating circumstances.

9 – Doubtful

This category is reserved for loans that have advanced to the point that collection in full is improbable. These loans are not yet rated Loss because pending circumstances make it difficult to identify a specific dollar amount and/or impending timing of the ultimate loss. The circumstances may include: legal proceedings; organization restructured; expected acquisition; capital injection; or liquidation. Generally, this category should not be used for extended periods of time, and charge downs should be taken in a timely manner.

10 – Loss

These assets are considered uncollectible. This classification does not mean that an asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

23

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Risk characteristics applicable to each segment of the loan portfolio are described as follows.

Residential 1–4 Family and Equity Lines of Credit Real Estate: The residential 1–4 family real estate are generally secured by owner-occupied 1–4 family residences. Repayment of these loans is primarily dependent on the personal income and credit rating of the borrowers. Credit risk in these loans can be impacted by economic conditions within the Company’s market areas that might impact either property values or a borrower’s personal income. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Commercial Real Estate: Commercial real estate loans typically involve larger principal amounts, and repayment of these loans is generally dependent on the successful operations of the property securing the loan or the business conducted on the property securing the loan. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Company’s market areas.

Construction and Land Development Real Estate: Construction and land development real estate loans are usually based upon estimates of costs and estimated value of the completed project and include independent appraisal reviews and a financial analysis of the developers and property owners. Sources of repayment of these loans may include permanent loans, sales of developed property or an interim loan commitment from the Company until permanent financing is obtained.

These loans are considered to be higher risk than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, general economic conditions and the availability of long-term financing. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Company’s market areas.

Commercial: The commercial portfolio includes loans to commercial customers for use in financing working capital needs, equipment purchases and expansions. The loans in this category are repaid primarily from the cash flow of a borrower’s principal business operation. Credit risk in these loans is driven by creditworthiness of a borrower and the economic conditions that impact the cash flow stability from business operations.

Consumer: The consumer loan portfolio consists of various term and line of credit loans such as automobile loans and loans for other personal purposes. Repayment for these types of loans will come from a borrower’s income sources that are typically independent of the loan purpose. Credit risk is driven by consumer economic factors, such as unemployment and general economic conditions in the Company’s market area and the creditworthiness of a borrower.

24

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

The following tables present the credit risk profile of the Company’s loan portfolio based on internal rating category and payment activity as of March 31, 2014 and December 31, 2013.

	March 31, 2014
	Pass	Special Mention	Substandard	Doubtful	Loss	Total

Mortgage loans on real estate
Commercial	$298,223,213	$5,259,125	$11,747,862	$-	$-	$315,230,200
Construction	54,224,570	488,313	1,069,340	-	-	55,782,223
Multifamily	34,806,402	685,456	698,860	-	-	36,190,718
Residential 1–4 family	176,119,321	1,645,227	8,298,887	-	-	186,063,435
Second mortgages	7,732,396	-	-	-	-	7,732,396

Total mortgage loans on real estate	571,105,902	8,078,121	21,814,949	-	-	600,998,972
Commercial	127,134,291	663,273	837,744	-	-	128,635,308
Consumer	21,346,443	111,812	136,711	-	-	21,594,966
Other	44,152	-	-	-	-	44,152

Total loans	$719,630,788	$8,853,206	$22,789,404	$0	$0	$751,273,398

	December 31, 2013
	Pass	Special Mention	Substandard	Doubtful	Loss	Total

Mortgage loans on real estate
Commercial	$302,240,785	$4,658,906	$10,918,627	$-	$-	$317,818,318
Construction	55,444,453	488,313	1,081,234	-	-	57,014,000
Multifamily	34,658,236	691,039	703,300	-	-	36,052,575
Residential 1–4 family	178,378,357	1,693,217	9,490,560	-	-	189,562,134
Second mortgages	7,949,300	-	-	-	-	7,949,300

Total mortgage loans on real estate	578,671,131	7,531,475	22,193,721	-	-	608,396,327
Commercial	144,288,065	157,375	647,993	-	-	145,093,433
Consumer	22,522,329	120,292	151,394	-	-	22,794,015
Other	237,455	-	-	-	-	237,455

Total loans	$745,718,980	$7,809,142	$22,993,108	$0	$0	$776,521,230

The Company evaluates the loan risk grading system definitions and allowance for loan loss methodology on an ongoing basis. No significant changes were made to either during the past year.

25

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

The following tables present the Company’s loan portfolio aging analysis of the recorded investment in loans as of March 31, 2014 and December 31, 2013:

	March 31, 2014
	30–59 Days Past Due	60–89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Total Loans > 90 Days & Accruing

Mortgage loans on real estate
Commercial	$3,843,120	$41,558	$3,330,975	$7,215,653	$308,014,547	$315,230,200	$-
Construction	-	18,463	5,736	24,199	55,758,024	55,782,223	-
Multifamily	-	-	-	-	36,190,718	36,190,718	-
Residential 1–4 family	2,394,807	74,904	1,244,962	3,714,673	182,348,762	186,063,435	-
Second mortgages	180,166	-	92,136	272,302	7,460,094	7,732,396	-

Total mortgage loans on real estate	6,418,093	134,925	4,673,809	11,226,827	589,772,145	600,998,972	-
Commercial	87,119	741,714	504,609	1,333,442	127,301,866	128,635,308	-
Consumer	124,058	67,957	59,367	251,382	21,343,584	21,594,966	13,607
Other	-	-	-	-	44,152	44,152	-

Total	$6,629,270	$944,596	$5,237,785	$12,811,651	$738,461,747	$751,273,398	$13,607

	December 31, 2013
	30–59 Days Past Due	60–89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Total Loans > 90 Days & Accruing

Mortgage loans on real estate
Commercial	$207,886	$145,969	$3,364,445	$3,718,300	$314,100,018	$317,818,318	$-
Construction	42,415	-	516,300	558,715	56,455,285	57,014,000	488,000
Multifamily	-	-	-	-	36,052,575	36,052,575	-
Residential 1–4 family	2,385,046	304,739	3,419,099	6,108,884	183,453,250	189,562,134	133,000
Second mortgages	56,841	23,067	82,177	162,085	7,787,215	7,949,300	-

Total mortgage loans on real estate	2,692,188	473,775	7,382,021	10,547,984	597,848,343	608,396,327	621,000
Commercial	70,033	69,230	613,899	753,162	144,340,271	145,093,433	50,000
Consumer	205,902	138,977	65,368	410,247	22,383,768	22,794,015	-
Other	-	-	-	-	237,455	237,455	-

Total	$2,968,123	$681,982	$8,061,288	$11,711,393	$764,809,837	$776,521,230	$671,000

A loan is considered impaired, in accordance with the impairment accounting guidance (ASC 310-10-35-16), when, based on current information and events, it is probable the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Impaired loans include nonperforming loans, but also include loans modified in troubled debt restructurings.

26

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

The following tables present impaired loans for the three months ended March 31, 2014 and for the year ended December 31, 2013:

	March 31, 2014
	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans	Interest Income Recognized

Mortgage loans on real estate
Commercial	$9,048,912	$14,472,249	$231,651	$9,085,516	$61,112
Construction	504,608	512,112	17,964	523,296	-
Multifamily	-	-	-	-	-
Residential 1–4 family	1,158,031	1,935,604	24,587	2,164,742	-
Second mortgages	-	-	-	-	-

Total mortgage loans on real estate	10,711,551	16,919,965	274,202	11,773,554	61,112
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Other	-	-	-	-	-

Total	$10,711,551	$16,919,965	$274,202	$11,773,554	$61,112

	December 31, 2013
	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans	Interest Income Recognized

Mortgage loans on real estate
Commercial	$9,122,120	$9,472,120	$292,819	$9,637,255	$195,063
Construction	541,983	541,983	20,053	135,496	-
Multifamily	-	-	-	-	-
Residential 1–4 family	3,171,453	5,781,453	310,061	5,148,936	-
Second mortgages	-	-	-	127,339	-

Total mortgage loans on real estate	12,835,556	15,795,556	622,933	15,049,026	195,063
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Other	-	-	-	-	-

Total	$12,835,556	$15,795,556	$622,933	$15,049,026	$195,063

27

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

The following table presents the Company’s nonaccrual loans at March 31, 2014 and December 31, 2013. This table excludes performing troubled debt restructurings.

	March 31, 2014	December 31, 2013

Mortgage loans on real estate
Commercial	$3,369,964	$3,405,344
Construction	5,736	27,986
Multifamily	-	-
Residential 1–4 family	2,486,941	4,222,434
Second mortgages	92,136	82,178

Total mortgage loans on real estate	5,954,777	7,737,942
Commercial	522,067	571,272
Consumer	101,876	69,175
Other	-	-

Total nonaccrual loans	$6,578,720	$8,378,389

Loans and leases on which the accrual of interest has been discontinued aggregated $6.6 million and $8.4 million at March 31, 2014 and December 31, 2013, respectively. Interest income collected and recognized during the three months ended 2014 and 2013 for nonaccrual loans and leases held at March 31, 2014 and 2013, was $0. Under the original terms, these loans and leases would have reported $91,000 and $70,000 of interest income for the three months ended March 31, 2014 and 2013, respectively.

Included in certain loan categories in the impaired loans are troubled debt restructurings that were classified as impaired. At March 31, 2014 and December 31, 2013, troubled debt restructurings were approximately $8,471,000 and $9,777,000, respectively.

At March 31, 2014 and December 31, 2013, the Company had a number of loans that were modified in troubled debt restructurings and impaired. The modification of terms of such loans included one or a combination of the following: an extension of maturity, a reduction of the stated interest rate or a permanent reduction of the recorded investment in the loan.

28

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

The following tables present information regarding troubled debt restructurings by class for the periods ended March 31, 2014 and the year ended December 31, 2013:

	March 31, 2014
	Number of Loans	Pre-Modification Recorded Balance	Post- Modification Recorded Balance

Mortgage loans on real estate
Commercial	2	$7,814,136	$7,814,136
Construction	-	-	-
Multifamily	-	-	-
Residential 1–4 family	8	993,852	625,852
Second mortgages	1	31,001	31,001
Commercial	-	-	-
Consumer	-	-	-
Other	-	-	-

	11	$8,838,989	$8,470,989

	December 31, 2013
	Number of Loans	Pre- Modification Recorded Balance	Post- Modification Recorded Balance

Mortgage loans on real estate
Commercial	2	$7,853,875	$7,853,875
Construction	-	-	-
Multifamily	-	-	-
Residential 1–4 family	9	2,884,703	1,891,703
Second mortgages	1	32,305	31,315
Commercial	-	-	-
Consumer	-	-	-
Other	-	-	-

	12	$10,770,883	$9,776,893

The troubled debt restructurings described above did not affect the allowance for loan losses or result in any charge-offs during the three months ended March 31, 2014 and the year ended December 31, 2013.

29

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

The following tables present restructured loans by type of modification:

		March 31, 2014
	Interest Only	Term	Combination	Total Modification

Mortgage loans on real estate
Commercial	$2,097,324	$5,716,812	$-	$7,814,136
Construction	-	-	-	-
Multifamily	-	-	-	-
Residential 1–4 family	579,398	-	46,454	625,852
Second mortgage	31,001	-	-	31,001
Commercial	-	-	-	-
Consumer	-	-	-	-
Other	-	-	-	-

	$2,707,723	$5,716,812	$46,454	$8,470,989

		December 31, 2013
	Interest Only	Term	Combination	Total Modification

Mortgage loans on real estate
Commercial	$2,097,324	$5,756,551	$-	$7,853,875
Construction	-	-	-	-
Multifamily	-	-	-	-
Residential 1–4 family	933,833	901,079	56,791	1,891,703
Second mortgage	31,315	-	-	31,315
Commercial	-	-	-	-
Consumer	-	-	-	-
Other	-	-	-	-

	$3,062,472	$6,657,630	$56,791	$9,776,893

There were no troubled debt restructurings (TDRs) modified during the periods that subsequently defaulted.

As of March 31, 2014, there were no borrowers with loans designated as TDRs that met the criteria for placement back on accrual status. This criteria is a minimum of six months of payment performance under existing or modified terms.

30

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Note 4:	Derivative Financial Instruments

In the normal course of business, the Company uses various derivative financial instruments to manage its interest rate risk and market risks in accommodating the needs of its customers. These instruments carry varying degrees of credit, interest rate and market or liquidity risks. Derivative financial instruments are recognized as either assets or liabilities in the accompanying consolidated financial statements and are measured at fair value.

During 2011, the Company entered into three interest rate cap agreements. The agreements provided for the Company to receive interest from the counterparties if the three-month LIBOR exceeds 1.25%, 1.25% and 1.43%, respectively, on notional amounts aggregating $32.5 million at March 31, 2014 and December 31, 2013. The agreements were purchased at premiums of approximately $1,302,000 and expire in 2016.

During 2012, the Company entered into one interest rate cap agreement. The agreement provided for the Company to receive interest from the counterparty if the three-month LIBOR exceeds 1.50% on a notional amount of $10.0 million at March 31, 2014 and December 31, 2013. The agreement was purchased at a premium of approximately $191,000 and expires on May 17, 2017.

During 2013, the Company entered into two interest rate cap agreements. The agreements provided for the Company to receive interest from the counterparties if the three-month LIBOR exceeds 1.31% and 1.28%, respectively, on notional amounts aggregating $15.0 million at March 31, 2014 and December 31, 2013. The agreements were purchased at premiums of approximately $285,000 and expire in 2018.

At March 31, 2014 and December 31, 2013, the approximate fair value of the derivative instruments was an asset of approximately $614,000 and $718,000, respectively. The fair value of the derivative financial instruments are included in other assets and any changes to the fair value are recorded in other interest expense.

31

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Note 5:	Interest-bearing Deposits

Interest-bearing time deposits in denominations of $100,000 or more were $223.7 million on March 31, 2014, and $233.5 million on December 31, 2013.

As of March 31, 2014 and December 31, 2013, brokered deposits of approximately $79.5 million and $79.3 million, respectively, were included in time deposits in denominations of $100,000 or more.

As of March 31, 2014, the scheduled annual maturities of time deposits are as follows:

2014	$200,430,952
2015	104,265,337
2016	47,449,933
2017	15,877,372
2018	5,959,999
Thereafter	1,992,557

$375,976,150

Note 6:	Short-term Borrowings

At March 31, 2014 and December 31, 2013, short-term borrowings included securities sold under agreements to repurchase of $11,324,171 and $11,402,421, respectively, consist of obligations of the Company to other parties and are recorded as short-term borrowings in the consolidated balance sheets. The obligations are secured by available-for-sale securities, and such collateral is held by the Company’s safekeeping agent. The maximum amount of outstanding agreements at any month-end during the three months ended March 31, 2014 and during the year ended December 31, 2013 totaled $13,010,473 and $16,191,648, respectively, and the monthly average of such agreements totaled $11,958,260 and $14,912,721 for the three months ended March 31, 2014 and during the year ended December 31, 2013, respectively. The agreements at March 31, 2014, mature overnight.

32

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Note 7:	Federal Home Loan Bank Advances

At March 31, 2014 and December 31, 2013, Federal Home Loan Bank advances of $42,563,226 and $42,302,666, respectively, were recorded by the Company.

The Federal Home Loan Bank advances are secured by a blanket lien on mortgage loans totaling $312,620,633 and $316,700,312 at March 31, 2014 and December 31, 2013, respectively. Advances at interest rates from 0.37% to 5.28% are subject to restrictions or penalties in the event of prepayment.

Aggregate annual maturities of Federal Home Loan Bank advances at March 31, 2014, are:

2014	$5,000,000
2015	3,240,688
2016	18,103,187
2017	10,380,827
2018	5,598,065
Thereafter	240,459

$42,563,226

33

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Note 8:	Regulatory Matters

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company’s and the Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Furthermore, the Company’s regulators could require adjustments to regulatory capital not reflected in these consolidated financial statements.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of March 31, 2014, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of March 31, 2014, the most recent notification from the Federal Deposit Insurance Corporation categorized the Company and the Bank as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized,” the Company and the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Company’s or the Bank’s category.

34

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

The Company’s and the Bank’s actual capital amounts and ratios are also presented in the following table.

	Actual		Minimum Capital Requirement		Minimum to Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of March 31, 2014
Total Capital (to Risk-Weighted Assets)
Consolidated	$149,700,000	18.4%	$ 65,200,000	8.0%	N/A	N/A
Summit Bank	146,659,000	18.1%	64,995,000	8.0%	$ 81,243,000	10.0%

Tier I Capital (to Risk-Weighted Assets)
Consolidated	139,474,000	17.1%	32,600,000	4.0%	N/A	N/A
Summit Bank	136,465,000	16.8%	32,497,000	4.0%	48,746,000	6.0%

Tier I Capital (to Average Assets)
Consolidated	139,474,000	11.9%	46,955,000	4.0%	N/A	N/A
Summit Bank	136,465,000	11.6%	46,955,000	4.0%	58,694,000	5.0%

As of December 31, 2013
Total Capital (to Risk-Weighted Assets)
Consolidated	$146,528,000	17.4%	$ 67,345,000	8.0%	N/A	N/A
Summit Bank	143,605,000	17.1%	67,171,000	8.0%	$ 83,964,000	10.0%

Tier I Capital (to Risk-Weighted Assets)
Consolidated	135,966,000	16.2%	33,672,000	4.0%	N/A	N/A
Summit Bank	133,074,000	15.9%	33,586,000	4.0%	50,378,000	6.0%

Tier I Capital (to Average Assets)
Consolidated	135,966,000	11.3%	47,994,000	4.0%	N/A	N/A
Summit Bank	133,074,000	11.1%	47,994,000	4.0%	59,993,000	5.0%

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At March 31, 2014, approximately $22.8 million of retained earnings was available for dividend declaration without prior regulatory approval.

35

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Note 9:	Related Party Transactions

At March 31, 2014 and December 31, 2013, the Company had loans outstanding to executive officers, directors, significant shareholders and their affiliates (related parties) in the amount of $1,012,655 and $1,780,645, respectively.

	Three Months Ended March 31,	Year Ended December 31,
	2014	2013

Beginning balance	$1,780,645	$1,975,664
New loans	350,000	620,000
Repayments	(1,117,990)	(815,019)

Ending balance	$1,012,655	$1,780,645

Deposits from related parties held by the Company at March 31, 2014 and December 31, 2013, totaled $5,296,433 and $4,997,472, respectively.

In management’s opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management’s opinion, these loans did not involve more than normal risk of collectability or present other unfavorable features.

Note 10:	Employee Benefits

The Company has a retirement savings 401(k) plan (the Plan) that covers substantially all employees. The Company’s contributions to the Plan are determined annually by the board of directors. Employer contributions charged to expense were $107,769 and $114,709 for the three months ended 2014 and 2013, respectively.

Pursuant to the Company’s 2007 Stock Option and Stock Appreciation Rights Plan, the Company can grant Stock Appreciation Rights (SARs) to certain employees. Participant employees that are granted SARs are entitled to receive cash equal to the excess of the per share market value on the date of exercise over the per share market value of the Company’s stock on the grant date. During the three months ended March 31, 2014 and the year ended December 31, 2013, the Company did not grant any SARs. Total SARs granted and outstanding were 11,900 shares at both March 31, 2014 and December 31, 2013. The Company applies FASB ASC 718 and related interpretations to measure compensation expense. The expense recognized for the SARs for 2014 and 2014 was immaterial. As of March 31, 2014 and December 31, 2013, the Company had accrued $44,300 for SARs.

36

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Note 11:	Stock Option Plan

The Company’s 2007 Stock Option and Stock Appreciation Rights Plan (the Plan), which is shareholder approved, permits the grant of stock options to its employees. The Plan initially reserved 581,578 shares (as adjusted for the 2007 stock split) to be issued under the Plan. The Company believes that such awards better align the interests of its employees with those of its shareholders. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant; those option awards generally vest based on five years of continuous service. Certain option and share awards provide for accelerated vesting if there is a change in control (as defined in the Plan).

The fair value of each option award is estimated on the date of grant using the Black-Scholes Option Valuation Model that uses the assumptions noted in the following table. Expected volatility is based on historical volatility of the Company’s stock and other factors. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. There were no options granted during 2014.

Year Ended December 31,
2013

Expected volatility	0.01%
Weighted-average volatility	0.01%
Expected dividends (per share)	$ 0.50
Expected term (in years)	5
Risk-free rate	.71%

37

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

A summary of option activity under the Plan as of March 31, 2014 and December 31, 2013, and changes during the three months ended March 31, 2014 and the year ended December 31, 2013 is presented below:

	March 31, 2014
	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term

Outstanding, beginning of period	434,250	$25.82	-
Granted	-	-	-
Exercised	-	-	-
Forfeited or expired	(5,000)	25.25	-

Outstanding, end of period	429,250	$25.82	2.19

Exercisable, end of period	-	$-	-

	December 31, 2013
	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term

Outstanding, beginning of year	423,450	$25.09	-
Granted	45,750	28.42	-
Exercised	(33,950)	20.37	-
Forfeited or expired	(1,000)	20.25	-

Outstanding, end of year	434,250	$25.82	2.43

Exercisable, end of year	-	$-	-

The weighted-average grant-date fair value of options granted during 2014 was $1.08. The total intrinsic value of options exercised during the year ended December 31, 2013, was $267,288.

38

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

As of March 31, 2014 and December 31, 2013, there was $134,304 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.0. There were no shares vested during the three months ended March 31, 2014. The total fair value of shares vested during the year ended December 31, 2013 was $958,850. The recognized tax benefit related thereto was $0 for the year ended December 31, 2013.

A summary of the status of the Company’s nonvested shares as of March 31, 2014 and December 31, 2013, and changes during the three months ended March 31, 2014 and the year ended December 31, 2013 is presented below:

March 31, 2014
	Shares	Weighted- Average Grant- Date Fair Value

Nonvested, beginning of period	434,250	$3.68
Granted	—	—
Vested and exercised	—	—
Forfeited or expired	(5,000)	(4.25)

Nonvested, end of period	429,250	$3.68

December 31, 2013
	Shares	Weighted- Average Grant- Date Fair Value

Nonvested, beginning of year	423,450	$2.91
Granted	45,750	1.08
Vested and exercised	(33,950)	(9.13)
Forfeited or expired	(1,000)	(9.25)

Nonvested, end of year	434,250	$3.68

39

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Note 12:	Operating Leases

The Company has several noncancellable operating leases, primarily for branch banking, that expire over the next 17 years. These leases generally contain renewal options for periods ranging from 1 to 10 years. Rental expense for these leases was $228,273 and $219,265 for the three months ended March 31, 2014 and 2013, respectively.

Future minimum lease payments under operating leases are:

Operating Leases

2014	$769,859
2015	825,210
2016	623,986
2017	591,909
2018	591,909
Thereafter	3,697,100

Total minimum lease payments	$7,099,973

Note 13:	Disclosures About Fair Value of Assets and Liabilities

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities

40

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Recurring Measurements

The following table presents the fair value measurements of assets recognized in the accompanying consolidated balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at March 31, 2014 and December 31, 2013:

	Fair Value Measurements Using

	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
March 31, 2014
U.S. government-sponsored enterprises (GSEs)	$39,523,356	$ -	$39,523,356	$-
Mortgage-backed securities (GSE residential)	16,313,229	-	16,313,229	-
State and political subdivisions	154,107,002	-	129,931,580	24,175,422
Corporate and other	36,845,972	9,715,921	27,130,051	-

December 31, 2013
U.S. government-sponsored enterprises (GSEs)	$39,245,320	$ -	$39,245,320	$-
Mortgage-backed securities (GSE residential)	17,126,156	-	17,126,156	-
State and political subdivisions	163,642,687	-	139,412,611	24,230,076
Corporate and other	36,372,317	9,250,749	27,121,568	-

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. There have been no significant changes in the valuation techniques during the three months ended March 31, 2014 and the year ended December 31, 2013. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

41

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Available-for-sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters including, but not limited to, yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections and cash flows. Such securities are classified in Level 2 of the valuation hierarchy. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy. See the table below for inputs and valuation techniques used for Level 3 securities.

Fair value determinations for Level 3 measurements of securities are the responsibility of the Company’s management. The Company’s management contracts with a pricing specialist to generate fair value estimates on a quarterly basis. The Company’s management challenges the reasonableness of the assumptions used and reviews the methodology to ensure the estimated fair value complies with accounting standards generally accepted in the United States.

Derivative Financial Investments

The fair value of derivative financial instruments is not presented since management believes the fair value to be insignificant.

42

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Level 3 Reconciliation

The following is a reconciliation of the beginning and ending balances of recurring fair value measurements recognized in the accompanying consolidated balance sheets using significant unobservable (Level 3) inputs:

State and Political Subdivisions

Balance, January 1, 2013	$26,116,528

Purchases	-
Settlements	(1,637,329)

Balance, March 31, 2013	24,479,199

Purchases	-
Settlements	(249,123)

Balance, December 31, 2013	24,230,076

Purchases	-
Settlements	(54,654)

Balance, March 31, 2014	$24,175,422

There were no significant realized or unrealized gains or losses related to Level 3 available-for-sale securities included in net income or other comprehensive income for the three months ended March 31, 2014 and the year ended December 31, 2013.

43

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Nonrecurring Measurements

The following table presents the fair value measurement of assets and liabilities measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at March 31, 2014 and December 31, 2013:

	Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
March 31, 2014
Collateral-dependent impaired loans	$10,436,498	$-	$-	$10,436,498
Foreclosed assets held for sale, net	3,168,526	-	-	3,168,526

December 31, 2013
Collateral-dependent impaired loans	$12,212,623	$-	$-	$12,212,623
Foreclosed assets held for sale, net	3,392,440	-	-	3,392,440

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

Collateral-dependent Impaired Loans, Net of ALLL

The estimated fair value of collateral-dependent impaired loans is based on the appraised fair value of the collateral, less estimated cost to sell. Collateral-dependent impaired loans are classified within Level 3 of the fair value hierarchy.

The Company considers the appraisal or evaluation as the starting point for determining fair value and then considers other factors and events in the environment that may affect the fair value. Appraisals of the collateral underlying collateral-dependent loans are obtained when the loan is determined to be collateral-dependent and subsequently as deemed necessary by the Company.

44

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Appraisals are reviewed for accuracy and consistency by the Company. Appraisers are selected from the list of approved appraisers maintained by management. The appraised values are reduced by discounts to consider lack of marketability and estimated cost to sell if repayment or satisfaction of the loan is dependent on the sale of the collateral. These discounts and estimates are developed by the Company by comparison to historical results.

Foreclosed Assets Held for Sale

Foreclosed assets held for sale are carried at the lower of fair value at acquisition date or current estimated fair value, less estimated cost to sell when the real estate is acquired. Estimated fair value of foreclosed assets held for sale is based on appraisals or evaluations. Foreclosed assets held for sale are classified within Level 3 of the fair value hierarchy.

Appraisals of foreclosed assets held for sale are obtained when the real estate is acquired and subsequently as deemed necessary by the Company. Appraisals are reviewed for accuracy and consistency by the Company. Appraisers are selected from the list of approved appraisers maintained by management.

Unobservable (Level 3) Inputs

The following table presents quantitative information about unobservable inputs used in recurring and nonrecurring Level 3 fair value measurements.

	Fair Value 3/31/14	Valuation Technique	Unobservable Inputs	Range (Weighted Average)

Collateral-dependent impaired loans	$10,436,498	Market comparable properties	Marketability discount	0–25%

Foreclosed assets held for sale, net	$3,168,526	Market comparable properties	Comparability adjustments (%)	Not available

State and political subdivisions	$24,175,422	Discounted cash flows	Unrated security yield adjustment Marketability yield adjustment	3–5% 1–3%

45

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

The following table presents estimated fair values of the Company’s financial instruments not previously disclosed at March 31, 2014 and December 31, 2013.

	March 31, 2014		December 31, 2013
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets
Cash and cash equivalents	$70,520,763	$70,520,763	$36,234,607	$36,234,607
Interest-bearing time deposits in banks	55,691,000	55,691,000	58,327,000	58,327,000
Held-to-maturity securities	3,999,541	3,877,741	3,999,541	3,829,421
Mortgage loans held for sale	541,417	541,417	986,161	986,161
Loans, net of allowance for loan losses	737,990,808	730,492,604	762,834,256	755,355,074
Correspondent bank stock	3,626,935	3,626,935	3,622,935	3,622,935
Interest receivable	4,439,871	4,439,871	4,788,379	4,788,379

Financial liabilities
Deposits	$986,446,386	$987,149,571	$993,698,934	$994,718,205
Short-term borrowings	11,324,171	11,324,171	11,402,421	11,402,421
Federal Home Loan Bank advances	42,563,226	44,196,493	42,302,666	44,049,847
Interest payable	519,244	519,244	550,592	550,592

Cash and Cash Equivalents and Interest-bearing Time Deposits in Banks

The carrying amount approximates fair value.

Held-to-maturity Securities

Fair value is based on quoted market prices, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans Held for Sale

The carrying amount approximates fair value due to the insignificant time between origination and date of sale. The carrying amount is the amount funded and accrued interest.

46

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Loans

Fair value is estimated by discounting the future cash flows using the market rates at which similar notes would be made to borrowers with similar credit ratings and for the same remaining maturities. The market rates used are based on current rates the Company would impose for similar loans and reflect a market participant assumption about risks associated with nonperformance, illiquidity and the structure and term of the loans along with local economic and market conditions.

Correspondent Bank Stock

Fair value is estimated at book value due to restrictions that limit the sale or transfer of such securities.

Accrued Interest Receivable and Payable

The carrying amount approximates fair value. The carrying amount is determined using the interest rate, balance and last payment date.

Deposits

Fair value of term deposits is estimated by discounting the future cash flows using rates of similar deposits with similar maturities. The market rates used were obtained from a knowledgeable independent third party and reviewed by the Company. The rates were the average of current rates offered by local competitors of the Company.

The estimated fair value of demand, NOW, savings and money market deposits is the book value since rates are regularly adjusted to market rates and amounts are payable on demand at the reporting date.

Short-Term Borrowings

The carrying amount approximates fair value.

Federal Home Loan Bank Advances

Fair value is estimated by discounting the future cash flows using rates of similar advances with similar maturities. These rates were obtained from current rates offered by the Federal Home Loan Bank (FHLB).

The fair value of commitments to extend credit, letters of credit and forward sale commitments is not presented since management believes the fair value to be insignificant.

47

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Note 14:	Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in the footnote regarding loans. Current vulnerabilities due to certain concentrations of credit risk are discussed in the footnote on commitments and credit risk. Other significant estimates and concentrations not discussed in those footnotes include:

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position, results of operations and cash flows of the Company.

Investments

The Company invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such change could materially affect the amounts reported in the accompanying consolidated balance sheets.

Note 15:	Commitments and Credit Risk

The Company grants commercial, residential and consumer loans to customers in the southwest and central portions of Arkansas. Although the Company has a diversified loan portfolio, a majority of commercial and consumer loans are secured by real estate mortgages in Clark, Columbia, Faulkner, Garland, Hempstead, Hot Spring, Pulaski, Sebastian and Saline counties and the surrounding areas in southwest and central Arkansas. As of March 31, 2014 and December 31, 2013, real estate loans comprised approximately 85% of the portfolio.

48

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Commitments to Extend Credit

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. The commitments are at fixed and variable interest rates.

At March 31, 2014 and December 31, 2013, the Company had outstanding commitments to extend credit aggregating approximately $19.4 million and $18.1 million, respectively. The commitments extended over varying periods of time with the majority being disbursed within a one-year period.

Mortgage loans in the process of origination represent amounts that the Company plans to fund within a normal period of 60 to 90 days and are intended for sale to investors in the secondary market. Total mortgage loans in the process of origination amounted to $6,906,917 and $6,871,857, and mortgage loans held for sale amounted to $541,417 and $986,161 at March 31, 2014 and December 31, 2013, respectively.

Standby Letters of Credit

Standby letters of credit are irrevocable conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Financial standby letters of credit are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. Performance standby letters of credit are issued to guarantee performance of certain customers under nonfinancial contractual obligations. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loans to customers. Should the Company be obligated to perform under the standby letters of credit, the Company may seek recourse from the customer for reimbursement of amounts paid.

The Company had total outstanding standby letters of credit amounting to $775,000 and $711,000 at March 31, 2014 and December 31, 2013, respectively, with terms of 12 months.

49

Summit Bancorp, Inc.

Condensed Notes to Consolidated Financial Statements

March 31, 2014 (Unaudited) and December 31, 2013

Lines of Credit

Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as those for on-balance-sheet instruments.

The Company had granted unused lines of credit to borrowers aggregating approximately $43.3 and $43.9 million at March 31, 2014 and December 31, 2013, respectively. At March 31, 2014, unused lines of credit to borrowers aggregated approximately $32.3 million for commercial lines and approximately $10.9 million for open-end consumer lines. At December 31, 2013, unused lines of credit to borrowers aggregated approximately $32.2 million for commercial lines and approximately $11.7 million for open-end consumer lines.

Note 16:	Subsequent Events

Subsequent events have been evaluated through May 20, 2014, which is the date the consolidated financial statements were available to be issued.

On January 30, 2014, Summit Bancorp, Inc. entered into a definitive agreement and plan of merger with Bank of the Ozarks, Inc. This agreement provides that, upon the terms and subject to the conditions set forth therein, Summit Bancorp, Inc. will merge with and into Bank of the Ozarks, Inc. and Summit Bank will merge with and into Bank of the Ozarks. Approval has been received from all required regulators and the merger closed on May 16, 2014.

50